UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2021

AppTech Corp.

(Exact name of registrant as specified in its charter)

Wyoming	000-27569	65-0847995
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5876 Owens Ave. Suite 100 Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)

 (760) 707-5959

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	APCX	OTC Pink Open Market

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2021, AppTech Corp. (“AppTech”) entered into a Debt Conversion Agreement with a debt holder to convert the principal and interest on a note between the parties. The conversion was associated with larger efforts by AppTech to cure the default on a number of outstanding notes. Debt holders were provided the option to convert their outstanding debt at a conversion rate of $1 per share or forbear all payments and interest for a period of one-year in exchange for a one-time equity bonus equal to 5% of the principal balance of each respective note issued as common stock at a rate of $1 per share. To date, fourteen debt holders opted to restructure AppTech’s debt. Six debt holders entered Debt Conversion Agreements converting $1,018,793 into 1,018,793 shares of common stock. Further, eight debt holders entered into Forbearance Agreements forbearing $2,110,405.

Item 8.01 Other Events

On October 3, 2021, AppTech released a press release announcing the defaulted debt being cured. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form Debt Conversion Agreement

10.2	Form Forbearance Agreement

10.3	Debt Conversion Agreement dated September 30, 2021, by and among AppTech Corp. and Robert Davis

99.1	Press Release, dated October 3, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH CORP.

Dated: October 7, 2021	By:	/s/ Luke D’Angelo
	Name:	Luke D’Angelo
	Title:	Chief Executive Officer

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